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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-3 of our report dated March 12, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP


Seattle, Washington


September 27, 2002